EX-99.27c(2)




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                                Selling Agreement
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             Jackson National Life Distributors, Inc., Member NASD.

              JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORKSM JACKSON NATIONAL LIFE DISTRIBUTORS, INC. MEMBER NASD
                                SELLING AGREEMENT

This Agreement, dated, _______________________________,________ is by and among
__________________________________________________________________  and
(Broker/Dealer)
____________________________________________________________________,
(Agency)
_____________________________________________________________________,(Agency)
_____________________________________________________________________,(Agency)

hereinafter taken together and referred to as ("Broker/Dealer"), JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK ("Insurer"), and JACKSON NATIONAL LIFE DISTRIBUTORS, INC. (MEMBER NASD), a registered Broker/Dealer ("Distributor"). This Agreement is for the purpose of arranging for the distribution of certain life and annuity contracts ("Contracts") issued by Insurer through sales people who are licensed Insurance Agents and/or Registered Representatives of the Broker/Dealer (collectively referred to as "Registered Representative" or "Registered Representatives").

Broker/Dealer is itself, or is affiliated with, an entity which is registered as a broker/dealer with the Securities and Exchange Commission (the "SEC") and which is a member of the National Association of Securities Dealers, Inc. (the "NASD"), and is also duly licensed as a life insurance agency under the insurance laws of the various states in which it operates.

In consideration of the mutual promises and covenants contained in this Agreement, Insurer and Distributor appoint those persons who are Registered Representatives of Broker/Dealer and licensed Insurance Agents to solicit and procure applications for the Contracts specified in the attached Schedule B. This appointment is not deemed to be exclusive in any manner and only extends to those jurisdictions in which the Contracts specified in the attached Schedule B have been approved for sale and in which Broker/Dealer and respective Registered Representative are properly licensed and appointed. All completed applications, supporting documents and initial and subsequent payments are the sole property of Insurer and must be promptly delivered to Insurer at such address as it may from time to time designate. All applications are subject to acceptance by Insurer in its sole discretion.

1|   REGISTERED REPRESENTATIVES

     Broker/Dealer is authorized to recommend Registered Representatives for appointment as licensed Insurance Agents to solicit sales of the Contracts specified in the attached Schedule B. Broker/Dealer warrants that each such persons recommended for appointment shall be fully licensed under the applicable state insurance and securities laws.

     Broker/Dealer is providing Distributor with a general letter of recommendation for its Registered Representatives. See Schedule A attached hereto. This letter must provide Distributor and Insurer with assurance that all background investigations which are required by state and federal laws have been made and that Broker/Dealer affirms that all appointees meet all state and federal requirements, and should be appointed by Insurer. The letter also warrants that all appointees have the necessary state and federal licenses and registrations to transact business for the Insurer.

2|   SALES MATERIAL

     Broker/Dealer shall cause its officers, employees and Registered Representatives not to use any material or information, including but not limited to, written, audio, or video sales material, or prospectus unless such material has been provided or approved by Insurer. In accordance with the requirements of federal and certain state laws, Broker/Dealer shall maintain complete records indicating the manner and extent of distribution of any such solicitation material. This material shall be made available to appropriate federal and state regulatory agencies as required by law or regulation. Broker/Dealer shall hold Insurer, Distributor and their respective affiliates harmless from any liability arising from the use of any material which has not been specifically approved by Insurer or Distributor in writing, or used in a manner which is inconsistent with Insurer's or Distributor's approval.

     Broker/Dealer and its officers, employees, and Registered Representatives are not authorized to make any other representations concerning the Contracts except those contained in the prospectus then in effect and/or sales material issued and approved by Insurer or Distributor.

3|   PROSPECTUS DELIVERY

     Broker/Dealer shall be responsible for compliance by its Registered Representatives with the requirements that solicitation for variable Contracts will be made by use of a currently effective prospectus, that a prospectus will be delivered concurrently with each sales presentation and that no statements shall be made to a client superseding or controverting any statement made in the prospectus. Insurer and Distributor shall furnish Broker/Dealer reasonable quantities of prospectuses at no cost.

4|   BROKER/DEALER COMPLIANCE

     Broker/Dealer is a broker-dealer registered with the SEC and a member in good standing of the NASD and shall fully comply with the rules and requirements of the NASD and all other applicable federal and state laws, rules and regulations, including insurance laws, applicable to the transactions hereunder. Broker/Dealer shall establish rules, procedures, supervisory and inspection techniques necessary to diligently supervise the activities of its Registered Representatives. Upon request by Distributor or Insurer, Broker/Dealer shall furnish appropriate records as are necessary to establish diligent supervision.

     In the event Broker/Dealer utilizes an affiliated entity to satisfy broker-dealer requirements pursuant to authority granted under applicable SEC no-action letters, such affiliated entity shall countersign this Agreement and shall be duly bound hereby.

5|   RECORDKEEPING

     Broker/Dealer shall prepare and maintain full and accurate records of the business transacted by its Registered Representatives under this Agreement and shall forward to Insurer and Distributor such reports of said business as Insurer or Distributor may prescribe. Insurer and Distributor shall have the right to examine said records at reasonable times.

6|   INDEMNIFICATION

     Broker/Dealer agrees to hold harmless and indemnify Distributor and Insurer and their respective affiliates from any and all claims, direct or indirect liabilities, losses and expenses which any such party may incur resulting from requests, directions, actions or inactions of Broker/Dealer and/or its officers, employees, or Registered Representatives based upon: (a) any alleged untrue or untrue statement made by Broker/Dealer and/or its officers, employees, or Registered Representatives, unless such statement is contained in the registration statement, prospectus, or any Distributor or Insurer approved sales material for any Contract, or (b) the failure of Broker/Dealer and/or its officers, employees, or Registered Representatives to comply with any provision of this Agreement.

     Broker/Dealer agrees to cause its Registered Representatives to promptly deliver Contracts and holds Insurer and Distributor harmless from and against any market loss or other claim resulting from late delivery by Registered Representative of Broker/Dealer to the owner of the Contract.

7|   FIDELITY BOND

     Broker/Dealer represents that all its directors, officers, employees and Registered Representatives who have access to funds of Insurer or who are covered by this Agreement are and will continue to be covered by a blanket fidelity bond including coverage for larceny, embezzlement and other defalcation, issued by a reputable bonding company. This bond shall be maintained at Broker/Dealer expense. Such bond shall be at least equivalent to the minimum coverage required under the NASD Rules of Fair Practice, endorsed to extend coverage to life insurance and annuity transactions. Broker/ Dealer acknowledges that Insurer may require evidence that such coverage is in force and Broker/Dealer shall promptly give notice to Insurer of any notice of cancellation or change of coverage.

     Broker/Dealer assigns any proceeds received from the fidelity bond company to Insurer to the extent of Insurer's loss due to activities covered by the bond. If there is any deficiency, Broker/Dealer shall promptly pay Insurer that amount on demand and Broker/Dealer indemnifies and holds harmless Insurer from any deficiency and from the cost of collection.

8|   LIMITATIONS OF AUTHORITY

     The Contract forms are the sole property of Insurer. No person other than Insurer has the authority to make, alter or discharge any policy, Contract, certificate, supplemental Contract or form issued by Insurer. Insurer may make such changes as it deems advisable in the conduct of its business or discontinue at any time issuing any of its forms or Contracts and no liability to the Broker/Dealer will attach to Insurer or Distributor by reason of Insurer so doing. No person other than Insurer has the right to waive any provision with respect to any Contract or policy. No person other than Insurer has the authority to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of Insurer.

9|   COMMISSION LIMITATIONS

     The commissions contained in Schedule B of this Agreement comply with the applicable expense and compensation limitations set forth in the New York Insurance Law governing the sale of the Contracts. The Insurer will not knowingly permit to be paid, by any party, payments in excess of these limitations.

10|  COOPERATION

     Broker/Dealer and its directors, officers, employees and Registered Representatives shall cooperate with Insurer and/or Distributor in the investigation and settlement of all claims against Broker/Dealer, Insurer, and/or Distributor, and/or its directors, officers, employees, and Registered Representatives relating to the solicitation or sale of Contracts under this Agreement. Broker/Dealer shall promptly forward to Insurer and/or Distributor any notice or other relevant information that may come into its possession.

11|  PRINCIPLES OF ETHICAL MARKET CONDUCT

     In all matters relating to the sale and marketing of life insurance and annuity products, Insurer is fully committed to the following Principles:
     (1) To conduct business according to high standards of honesty and fairness and to render that service to its clients that, in the same circumstances, it would apply to or demand for itself; (2) To provide competent and client-focused sales and service; (3) To engage in active and fair competition; (4) To provide advertising and sales material that are clear as to purpose, and honest and fair as to content; (5) To handle client complaints and disputes fairly and expeditiously; and (6) To maintain a system of oversight and review that is reasonably designed to achieve compliance with these Principles of Ethical Market Conduct. Broker/Dealer acknowledges and agrees that it and its directors, officers, employees, and Registered Representatives will conduct all of their activities that are within the scope of this Agreement in accordance with these Principles.

12|  CONFIDENTIALITY

     No Party to the Agreement shall disclose to any person or entity, or use for its own account, any other Party's trade secrets or confidential information including, without limitation, proprietary information, information as to the Party's business methods, operations and affairs, processes and systems used in the operation of its business, or information concerning third parties to whom a Party owes a duty of confidentiality ("Confidential Information"), except as allowed by applicable regulation, or required to be disclosed to governmental regulators or pursuant to judicial or administrative process or subpoena.

13|  GENERAL PROVISIONS

     A|   WAIVER

          Failure of any of the parties to promptly insist upon strict compliance with any of the obligations of any other party under this Agreement shall not be deemed to constitute a waiver of the right to enforce strict compliance.

     B|   INDEPENDENT CONTRACTOR

          Broker/Dealer is an independent contractor and not an employee or subsidiary of Distributor or Insurer. (Registered Representatives are independent contractors and not employees of Distributor or Insurer.)

     C|   INDEPENDENT ASSIGNMENT

          No assignment of this Agreement or of commissions or other payments under this Agreement shall be valid without the prior written consent of Insurer.

     D|   NOTICE

          Any notice pursuant to this Agreement shall be mailed, postage paid, to the last address communicated by the receiving party to other parties to this Agreement.

     E|   SEVERABILITY

          To the extent this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be construed in a manner not inconsistent with such law or regulation. The invalidity or illegality of any provision of this Agreement shall not be deemed to affect the validity or legality of any other provision of this Agreement.

     F|   AMENDMENT

          This Agreement may be amended in writing signed by the parties to this Agreement.

     G|   TERMINATION

          This Agreement may be terminated by any party upon written notice, and termination shall be effective immediately.

     H|   NEW YORK LAW

          This Agreement shall be construed in accordance with the laws of the state of New York.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth below.

BROKER/DEALER:

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Name of Broker/Dealer                                     Name of Life Agent or Agency (if other than Broker/Dealer)

-------------------------------------                     --------------------------------------------
Address                                                   Address
-------------------------------------                     --------------------------------------------
Signature: __________________________                     Signature:    ______________________________
Print Name: _________________________                     Print Name: ________________________________
Title: ______________________________                     Title: _____________________________________
Date: _______________________________                     Date: ______________________________________

JACKSON NATIONAL LIFE                                     JACKSON NATIONAL
INSURANCE COMPANY OF NEW YORK                             LIFE DISTRIBUTORS, INC.
2900 WESTCHESTER AVE., SUITE 305                          8055 E. TUFTS AVE. 11TH FLOOR
PURCHASE, NY 10577                                        DENVER, CO 80237


Signature: __________________________                     Signature:    ______________________________
Print Name: _________________________                     Print Name: ________________________________
Title: ______________________________                     Title: _____________________________________
Date: _______________________________                     Date: ______________________________________


SCHEDULE A
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GENERAL LETTER OF RECOMMENDATION

Broker/Dealer hereby certifies to Distributor and Insurer that all the following requirements shall be fulfilled by Broker/Dealer in conjunction with the submission of licensing/appointment papers for all applicants as insurance agents of Insurer. Broker/Dealer, upon request, will forward proof of compliance with the same to Distributor and Insurer in a timely manner.

1. We have made a thorough investigation relative to each applicant's identity, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, has a good business reputation, is reliable, is financially responsible and is worthy of a license. Each individual is trustworthy, competent and qualified to act as an agent for Insurer to hold himself out in good faith to the general public.

2. We have on file a U-4 form which was completed by each applicant intending to sell the Variable Contracts. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a Registered Representative through our NASD member firm, and each applicant is presently registered as an NASD Registered Representative. The above information in our files indicated no fact or condition which would disqualify the applicant from receiving a license, and all the findings of all investigative information is favorable.

3. We certify that all educational requirements have been met for the specific jurisdiction each applicant is requesting a license/appointment in and that all such persons have fulfilled the appropriate examination, education and training requirements, and that all such persons are appropriately affiliated with the Broker/Dealer as agents in the specific jurisdiction each applicant is requesting appointment/licensure.

4. If the applicant is required to submit his picture, his signature, and securities registration in the jurisdiction in which he is applying for a license, we certify that those items forwarded to Distributor and Insurer are those of the applicant, and the securities registration is a true copy of the original.

5. We hereby warrant that the applicant is not applying for an appointment with Insurer in order to place insurance chiefly or solely on his life or property, lives or property of his relatives, or liability of his associates.

6. We certify that each applicant will receive close and adequate supervision and that we will make inspection, when needed, of any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.

7. We will not permit any applicant to transact insurance as a Registered Representative until duly licensed and appointed therefore. No applicants have been given a contract or furnished supplies, nor have any applicants been permitted to write, solicit business, or act as a Registered Representative in any capacity, and they will not be so permitted until the certificate of authority or license applied for, or appointment confirmation (where required) is received.


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 Principal                                     Date

SCHEDULE B
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COMMISSION SCHEDULES
ALL PRODUCTS

Redacted




N2565 Rev. 09/03                            [GRAPHIC OMITTED][GRAPHIC OMITTED]